EXHIBIT  (10)(b)


GOLDEN AMERICAN LIFE INSURANCE COMPANY
A Subsidiary of Bankers Trust Company
GOLDEN AMERICAN LIFE INSURANCE COMPANY IS A STOCK COMPANY DOMICILED IN WILMINGTON, DELAWARE

VARIABLE LIFE INSURANCE
APPLICATION/ENROLLMENT FORM--PART I

1. COVERAGE
     a)   / /  Single Life    c)   / /  GoldenSelect Genesis I   e)   / /  Other
     b)   / /  Survivorship   d)   / /  GoldenSelect Genesis Flex

2. PREMIUM
     a) Specific Face Amount $_______ or b) Number of Years for Payments______ (PROVIDE BOTH FROM YOUR ILLUSTRATION OR ENTER ONLY ONE AND GOLDEN
            AMERICAN WILL COMPUTE THE OTHER.)

     c) Initial/Planned Modal Premium $ _______

     d) Frequency of Payments / /  Monthly (Preauthorized Check Only)
                              / /  Semiannually (Preauthorized Check Only)
                              / /  Quarterly  (Preauthorized Check Only)
                              / /  Annually

     e) Indicate Initial Payment $_________   / / Wired or / / Enclosed
           (MAKE CHECK PAYABLE TO GOLDEN AMERICAN LIFE INS. CO.)

     f) Is this a 1035 Exchange?   / / Yes   / / No
           Is there an outstanding loan with this Exchange?
                                   / / Yes   / / No

3. INSURED
     a) Name   b)   Male      Female      c)Soc. Sec. #
                    / /        / /          or Tax ID.#

     d) Permanent                         e) Occupation/Duties
        Address

     f) City     State      Zip           g) Date of Birth

4. JOINT INSURED (COMPLETE IF YOU CHECKED SURVIVORSHIP)
     a) Name   b)   Male      Female      c)Soc. Sec. #
                    / /        / /          or Tax ID.#

     d) Permanent                         e) Occupation/Duties
        Address

     f) City     State      Zip           g) Date of Birth    h) Relation
                                                                 to Insured

5. OWNER(S) (IF OTHER THAN INSURED)
     a) Name   b)   Male      Female      c)Soc. Sec. #
                    / /        / /          or Tax ID.#

     d) Permanent                         e) Phone
        Address                              (   )

     f) City     State      Zip           g) Date of Birth    h) Relation
                                                                 to Insured


6. CONTINGENT OWNER (OPTIONAL)
        Name                        Address                   Relation
                                                              to Insured

7. PRIMARY BENEFICIARIES (INDICATE PERCENTAGES)
        Name                %       Address                   Relation
                                                              to Insured

        Name                %       Address                   Relation
                                                              to Insured

8. CONTINGENT BENEFICIARY(IES) (LIST ADDITIONAL CONTINGENT BENEFICIARIES ON THE
   BACK)
        Name                %       Address                   Relation
                                                              to Insured

        Name                %       Address                   Relation
                                                              to Insured
9. HOW CAN WE BEST CONTACT YOU?
     a)Insured                             b)Joint Insured (IF APPLICABLE)
        Home Telephone: (          )         Home Telephone: (          )
        Business Telephone: (          )     Business Telephone: (          )
        Best Days:_______ Best Times:____    Best Days:_______ Best Times:____
        Most Convenient Place To Call        Most Convenient Place to Call
        / / Business   / / Home              / / Business    / / Home

Golden American Life Insurance Company, Customer Service Center, PO Box 8794, Wilmington, DE 19899-8794
GA-A/EL-1014-6/95

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10.  ALLOCATION INSTRUCTIONS
(A) ALLOCATION INSTRUCTIONS FOR INVESTMENT VALUE AFTER THE FREE LOOK PERIOD FILL IN ALLOCATION PERCENTAGES IN INITIAL COLUMN BELOW. YOUR INITIAL PREMIUM IS ALLOCATED TO THE GENERAL ACCOUNT DURING THE UNDERWRITING PROCESS AND TO THE LIQUID ASSET DIVISION DURING THE FREE LOOK PERIOD. SEE THE PROSPECTUS FOR DETAILS.

(B) DOLLAR COST AVERAGING (DCA): OPTIONAL. PLEASE CHECK BOX TO ELECT. / / Amount of Monthly Transfer $ __________________ (minimum $250)

     Division Transferred From: / / Limited Maturity Bond Division
                                / / Liquid Asset Division
                                / / 1 Year Fixed Interest Division

     (MINIMUM OF $10,000 MUST BE ALLOCATED TO THE DIVISION CHECKED)

     Divisions Transferred To: Fill in percentages for allocations of DCA below [see (B) DCA].

     ACCOUNT DIVISION        INVESTMENT ADVISER             (A) INITIAL  (B) DCA
     ----------------        ------------------             -----------   ------

  MULTIPLE ALLOCATION        ZWEIG ADVISORS, INC.                     %        %
  FULLY MANAGED              T. ROWE PRICE Associates, INC.           %        %

  ALL-GROWTH                 WARBURG, PINCUS COUNSELLORS, INC.        %        %
  CAPITAL APPRECIATION       CHANCELLOR TRUST CO.                     %        %
  VALUE EQUITY               EAGLE ASSET MANAGEMENT, INC.             %        %
  RISING DIVIDENDS           KAYNE, ANDERSON INV. MGMT., L.P.         %        %

  REAL ESTATE                EII REALTY SECURITIES, INC.              %        %
  NATURAL RESOURCES          VAN ECK ASSOCIATES CORP.                 %        %

  EMERGING MARKETS           BANKERS TRUST COMPANY                    %        %

  LIMITED MATURITY BOND      BANKERS TRUST COMPANY                    %
  LIQUID ASSET               BANKERS TRUST COMPANY                    %

  FIXED INTEREST DIVISION    1 YEAR                                   %
                                              TOTAL                100%     100%

11. OPTIONAL SYSTEMATIC PARTIAL WITHDRAWALS (GOLDENSELECT GENESIS I ONLY)
If you want to receive Systematic Partial Withdrawals, your request must be receive in writing. For the appropriate form, please call our Customer Service
Center: 1-800-366-0066.

12. TELEPHONE REALLOCATION AUTHORIZATION      ________________ PROPOSED OWNER'S
    INITIALS
I authorize Golden American Life Insurance Company ("Golden American") to act upon reallocation instructions given by telephone from ______________________ (name of your registered representative) upon furnishing his/her social security number. Neither Golden American nor any person authorized by Golden American will be responsible for any claim, loss, liability or expense in connection with reallocation instructions received by telephone from such person if Golden American or such other person acted on such telephone instructions in good faith in reliance upon this authorization. Golden American will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my policy was purchased or until such time that I notify Golden American otherwise in writing.

13. PLEASE ANSWER THE FOLLOWING QUESTIONS.
Will the life insurance applied for replace or change any existing annuity or life insurance on the life of the insured(s)?
           / /  Yes          / /  No
(If yes, please list policies, companies and amounts in section 14).

If we are unable to issue life insurance, do you wish to apply for an annuity?
           / /  Yes          / /  No

14. REMARKS ___________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

GOLDEN AMERICAN LIFE INSURANCE COMPANY, CUSTOMER SERVICE CENTER, PO Box 8794, Wilmington, DE 19899-8794 GA-A/EL-1014-6/95


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15. AUTHORIZATION TO RELEASE INFORMATION
    I authorize any physician, hospital or other medical practitioner or facility, insurance company, Medical Information Bureau, or any other organization, institution or person that has any information about my health or any non-medical information relevant to my insurability or that of my minor children who are to be insured, to release such information to Golden American Life Insurance Company ("Golden American"), its underwriters and its reinsurers. I also authorize Golden American to obtain investigative consumer reports, if appropriate.

I understand that the information that I authorize Golden American to obtain will be used by Golden American to help determine my insurability or my eligibility for benefits under an existing policy.

I authorize Golden American to release information about my insurability to its reinsurers, my Agent, and to the Medical Information Bureau, all as described in Golden American's Notice of Insurance Information Practices, or to the persons or businesses performing business or legal services in connection with my insurance request or claim for benefits, or as may be otherwise lawfully required or as I may further authorize.

I understand that I have a right to learn the content and receive a copy of any report of information about me. This authorization is valid for 26 months from the date signed and a photographic copy is as valid as the original. I have a right to ask for and receive a true copy of this Authorization signed by me. I acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notice.

16.  READ THE FOLLOWING STATEMENT CAREFULLY AND SIGN BELOW:
 Suitability Statement
     By signing below, I acknowledge receipt of the Prospectus and understand that the death benefit under this coverage may increase or decrease depending on its investment results, but as long as the policy/certificate is in effect will never be less than the face amount. The duration for which this coverage is in effect may depend on its investment results, but will never be less than the guaranteed period of protection. The policy/certificate's cash surrender value may increase or decrease on any day depending on the investment results. No minimum cash surrender value is guaranteed. This is a long term commitment to meet insurance needs and financial goals.
 Agreement
- -    I agree that, to the best of my knowledge and belief, all statements and answers in this application/enrollment form are complete and true, and may be relied upon in determining whether to issue the policy/certificate. I understand that my answers will form a part of any policy/certificate to be issued; and that no medical examiner or registered representative has the authority to: (a) modify this agreement; or (b) waive any of Golden American's rights or requirements.
- -    If Golden American amends the application/enrollment form as indicated in the amendments section below, I will approve of the change by accepting the policy/certificate where permitted by state regulation. I understand that any change in: (a) plan; (b) benefits applied for; (c) amount of insurance;
     (d) age at issue; and (e) underwriting class, must be agreed to in writing.
- -    I also understand that unless otherwise provided by the Agreement of
     Temporary Life Insurance, no coverage will take effect unless I pay the initial premium; I received and accept the policy/certificate; and my answers and statements in this application/enrollment form continue to be complete and true at the time of such payment and acceptance.

- -------------------------------          --------------------------------
Signature of Proposed Insured            Signed at (City, State)     Date

- -------------------------------          --------------------------------
Signature of Proposed Joint              Signed at (City, State)     Date
Insured (IF APPLICABLE)

- -------------------------------          --------------------------------
Signature of Proposed Owner              Signed at (City, State)     Date
(IF OTHER THAN INSURED)

- -------------------------------          --------------------------------
Signature of Proposed Joint              Signed at (City, State)     Date
Owner (IF APPLICABLE)

FOR AGENTS USE ONLY
DO YOU HAVE REASON TO BELIEVE THAT THE COVERAGE APPLIED FOR WILL REPLACE OR CHANGE ANY EXISTING ANNUITY OR LIFE INSURANCE ON THE LIFE OF THE INSURED?
       / /  Yes   / /  No


Agent Signature
               -----------------------------------------
Print Name & No. of Agent
                         -------------------------------
Social Security No.
                   -------------------------------------
Broker/Dealer/Branch
                    ------------------------------------

Florida License ID# (In Florida Only)
                                     -------------------
Have you provided an Agreement of
Temporary Life Insurance to the applicant?  / /  Yes  / /  No
Amendments to the Application/Enrollment Form__________________________________
_______________________________________________________________________________
_______________________________________________________________________________

GOLDEN AMERICAN LIFE INSURANCE COMPANY, CUSTOMER SERVICE CENTER, PO Box 8794, Wilmington, DE 19899-8794 GA-A/EL-1014-6/95

NOTICE OF INSURANCE INFORMATION PRACTICES

Thank you for choosing Golden American Life Insurance Company. This notice is given to you at the time that you apply for life insurance to tell you about the kinds of information we may obtain in connection with your application/enrollment form. We will treat all personal information as confidential. You have the right of access and correction with respect to this information. If you wish a more detailed explanation of our information practices, please send your written request to Golden American Life Insurance Company, Customer Service Center, P.O. Box 8794, Wilmington, Delaware 19899-8794.

FAIR CREDIT REPORTING NOTICE

To aid in establishing eligibility for insurance, an investigative consumer report, including information about finances, character and general reputation may be obtained. This information may be obtained through personal interviews with you, your neighbors, friends and acquaintances or through telephone interviews with your or a member of your household. Even if you are not interviewed, you may ask to be interviewed in connection with this report.

Any information obtained in this report would be for business purposes only. No information will be revealed to any person contacted for the purpose of completing the report.

You have the right to be informed whether or not an investigative consumer report was requested. If such a report was requested, you have the right to request and receive from Golden American Life Insurance Company, the name, address and telephone number of each consumer reporting agency making a report about you. You may also request and receive from all such consumer reporting agencies, copies of any investigative consumer reports they have made about you. Send your written request to:

- -    Golden American Life Insurance Company
       Customer Service Center
       P.O. Box 8794
       Wilmington, Delaware 19899-8794

Please be sure to include your full name, date of birth and any applicable policy number.

MEDICAL INFORMATION BUREAU NOTICE

Information on your insurability will be treated as confidential. However, we may make a brief report on our conclusions to the Medical Information Bureau ("Bureau"), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or submit a claim for benefits to such a company, that company may request the Bureau to provide information in your file.

If you ask, the Bureau will arrange for disclosure to you of any information it may have in your file. If you believe the information is inaccurate, you may contact the Bureau and seek a correction in accordance with procedures similar to those set forth in the Federal Fair Credit Reporting Act. The address of the Bureau Information Office is:

- -    Post Office Box 105,
       Essex Station
       Boston, MA 02112

The telephone number is:
- -      (617) 426-3660.

We may also release information in our files to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance or to whom you may submit a claim.

GOLDEN AMERICAN LIFE INSURANCE COMPANY, CUSTOMER SERVICE CENTER, PO Box 8794, Wilmington, DE 19899-8794
GA-A/EL-1014-6/95                1-800-366-0066